                                                                            SMSC
                                                                        Form 8-K
                                                                  August 4, 2005
                                                                     Exhibit 3.1

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                        STANDARD MICROSYSTEMS CORPORATION

                           (Effective August 1, 2005)

                                 1. STOCKHOLDERS

     1.1 Place of Stockholders' Meetings. All meetings of the stockholders of the Corporation shall be held at such place or places, within or outside the state of incorporation, as may be fixed by the Board of Directors from time to time or as shall be specified in the respective notices thereof.

     1.2 Date and Hour of Annual Meetings of Stockholders. An annual meeting of stockholders shall be held each year on the third Tuesday of July, unless said date is a legal holiday, in which case the meeting shall be held on the next day thereafter which is not a legal holiday, at 10:00 A.M., or on such other date and at such other times as may be designated by the Board of Directors. Each such meeting shall be held at ten o'clock in the morning, local time in effect at the place where the meeting is held, unless the Board of Directors shall fix another hour which shall be stated in the notice of the meeting.

     1.3 Purposes of Annual Meeting. The annual meeting of the stockholders shall be held for the purpose of electing directors and transacting such other business as may properly come before the meeting.

     1.4 Special Meetings of Stockholders. Special meetings of the stockholders or of any class or series thereof entitled to vote may be called by the Chairman or by the President or by the Board of Directors, or at the request in writing by stockholders of record owning at least sixty-six and two-thirds percent (66-2/3%) of the issued and outstanding shares of the Corporation entitled to vote at such meeting. Any such request by stockholders shall include a detailed description of the purposes of, and the actions proposed to be taken at, such meeting and, if such meeting is requested for purposes of the election of directors, the request shall include the information specified in Section 2.2.1(B) with respect to each nominee to be considered for election at the meeting. The Corporation shall use reasonable efforts to hold any special meeting requested by stockholders as promptly as practicable following receipt of a request therefor complying with the provisions of this Section 1.4; provided, that the Corporation shall not be required to hold any such meeting prior to the 60th day following receipt of such request.

     1.5 Notice of Meetings of Stockholders. Except as otherwise expressly required or permitted by the laws of the state of incorporation, not less than ten days nor more than fifty days before the date of every stockholders meeting the Secretary shall give to each stockholder of record entitled to vote at such meeting, written notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Such notice, if mailed, shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address for notices to such stockholder as it appears on the records of the Corporation.

     1.6  Quorum of Stockholders.
          ----------------------

          (a) Unless otherwise provided by the laws of Delaware, at any meeting of the stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of the votes thereat shall constitute a quorum.

          (b) At any meeting of the stockholders at which a quorum shall be present, a majority of those present in person or by proxy may adjourn the meeting from time to time without notice other than announcement at the meeting. In the absence of a quorum, the officer presiding thereat shall have power to adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting, other than announcement at the meeting, shall not be required to be given, except as provided in paragraph (d) below and except where expressly required by law.

          (c) At any adjourned session at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally called but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof, unless a new record date is fixed by the Board of Directors.

          (d) If an adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     1.7 Chairman and Secretary of Meeting. The Chairman or the Vice-Chairman or the President shall preside at meetings of the stockholders. The Secretary shall act as secretary of the meeting, or in his absence, the Assistant Secretary shall act, or if neither is present, then the presiding officer may appoint a person to act as secretary of the meeting.

     1.8 Voting by Stockholders. Except as may be otherwise provided by these By-laws, at every meeting of the stockholders, each stockholder shall, unless otherwise provided, be entitled to one vote for each share of stock standing in his name on the books of the Corporation on the record date for the meeting. All elections and questions shall be decided by the vote of a majority in interest of the stockholders present in person or represented by proxy and entitled to vote at the meeting, except as otherwise permitted or required by the laws of Delaware, the certificate of incorporation or these By-laws.

     1.9  Proxies.   Any  stockholder   entitled  to  vote  at  any  meeting  of
stockholders may vote either in person or by his attorney-in-fact. Every proxy shall be in writing, subscribed by the stockholder or his duly authorized attorney-in-fact, but need not be dated, sealed, witnessed or acknowledged.

     1.10 Inspectors. The election of Directors and any other vote by ballot at any meeting of the stockholders shall be supervised by at least two inspectors. Such inspectors may be appointed by the Chairman or President before or at the meeting; or if one or both inspectors so appointed shall refuse to serve or shall not be present, such appointment shall be made by the officer presiding at the meeting.

     1.11 List of Stockholders.
          --------------------

          (a) At least ten days before every meeting of stockholders, the Secretary shall prepare and make a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

          (b) During ordinary business hours, for a period of at least ten days prior to the meeting, such list shall be open to examination by any stockholder for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

          (c) The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting and it may be inspected by any stockholder who is present.

          (d) The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this
Section 1.11 or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

     1.12 Procedure at Stockholders' Meetings. The order of business and all other matters of procedure at every meeting of stockholders may be determined by the presiding officer. Not less than 15 minutes following the presentation of any resolution to any meeting of stockholders, the presiding officer may announce that further discussion on such resolution shall be limited to not more than three persons who favor and not more than three persons who oppose such resolution, each of whom shall be designated by the presiding officer and shall thereupon be entitled to speak thereon for not more than five minutes. After such person, or such a lesser number thereof as shall advise the presiding officer of their desire so to speak, shall have spoken on such resolution, the presiding officer may direct a vote on such resolution without further discussion thereon at the meeting. Except where otherwise provided by the certificate of incorporation, law or these By-laws, every question that shall come before a meeting shall be decided by a majority of the votes cast thereon and any such majority vote shall be the act of the stockholders.

                                  2. DIRECTORS

     2.1 Powers of Directors. The property, business and affairs of the Corporation shall be managed by its Board of Directors which may exercise all the powers of the Corporation except such as are by law or the certificate of incorporation or these By-laws required to be exercised or done by the stockholders.

     2.2 Number, Method of Election, Terms of Office of Directors. The number of directors which shall constitute the whole Board of Directors shall not be less than three, nor more than fifteen, the exact number of directors to be such number as may be fixed from time to time within such limits by resolution adopted by affirmative vote of a majority of the whole Board of Directors. No decrease in the number of directors shall shorten the term of any incumbent director. Each director shall at all times from and after the second anniversary of the director's first election own at least an amount of the Corporation's common stock, including common stock equivalents in the form of phantom stock grants, determined as the quotient obtained by dividing two times the then current annual retainer for non-employee directors by the closing price of a share of Corporation common stock on the trading day immediately before the date of such determination. The Secretary shall periodically perform audits regarding the compliance of each director with such stock ownership requirements, and in the event that a director receives written notification from the Secretary indicating such director's noncompliance with the stock ownership requirements, such director shall have six months from the date of such written notice to come into compliance with the stock ownership rules.

     2.2.1 (A) Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors.

           (B) Such nominations, of not made by the Board of Directors, shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, by a stockholder to the Secretary of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Each such notice shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee,
     (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee, (iv) all other information relating to such nominee that would be required to be disclosed in solicitations of proxies for election of directors, or otherwise would be required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including such person's written consent to serving as a director if elected, and (v) a statement that such nominee is qualified to serve as a director of the Corporation or, if not so qualified, the basis for such nominee's failure to so qualify, all in reasonable detail so that such information may be independently verified. Such notice shall be accompanied by the certificate of the stockholder proposing to make such nomination that the statements made in such notice are true, accurate, and complete in all respects. Nomination or election of any such nominee as a director shall not constitute a proposal made by or on behalf of the Corporation for purposes of Regulation 14A, unless the Board of Directors shall otherwise determine.

           (C) Notice of nominations which are proposed by the Board of Directors shall be given on behalf of the Board, at or prior to the meeting of stockholders at which such nominations are to be voted upon, by the chairman of the meeting.

           (D) The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the By-laws, and if he should so determine, he shall so declare to the meeting, whereupon the defective nomination shall be disregarded.

     2.3  Vacancies on Board of Directors.
          -------------------------------

          (a) Any Director may resign his office at any time by delivering his resignation in writing to the Chairman or the President or the Secretary. It will take effect at the time specified therein, or, if no time is specified, it will be effective at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

          (b) Any vacancy occurring in the Board of Directors caused by death, resignation, or removal, and any newly created directorship resulting from an increase in the number of directors, may be filled by a majority of the directors in office, although less than a quorum, or by a sole remaining director. Each director chosen to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen, and until his successor shall be elected and qualified, or until his death, or until he shall have resigned, or have been removed.

     2.4  Meetings of the Board of Directors.
          ----------------------------------

          (a) The Board of Directors may hold their meetings, both regular and special, either within or outside the state of incorporation.

          (b) Regular meetings of the Board of Directors may be held at such time and place as shall from time to time be determined by resolution of the Board of Directors. No notice of such regular meetings shall be required. If the date designated for any regular meeting be a legal holiday, then the meeting shall be held on the next day which is not a legal holiday.

          (c) Immediately following the annual meeting of the stockholders, a regular annual meeting of the Board of Directors shall be held for the election of officers and the transaction of such other business as may come before it. If such meeting is held at the place of the stockholders meeting, no notice thereof shall be required.

          (d) Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman or the President or at the written request of two directors.

          (e) The Secretary shall give notice to each director of any special meeting of the Board of Directors by mailing the same at least two days before the meeting or by telegraphing or delivering the same not later than the day before the meeting. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting. Any and all business may be transacted at any meeting of the Board of Directors. No notice of any adjourned meeting need be given. No notice to or waiver by any Director shall be required with respect to any meeting at which such Director is present.

     2.5 Quorum and Action. One-half of the total number of directors, but not less than two directors, shall constitute a quorum for the transaction of business; but if there shall be less than a quorum at any meeting of the Board, a majority of those present may adjourn the meeting from time to time. Except where otherwise provided by the By-laws, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

     2.6 Presiding Officer and Secretary of Meeting. The Chairman, or, in his absence, the Chairman of the Corporate Governance Committee, or, in his absence, the Vice-Chairman, or in his absence, the President, or, in their absence, a member of the Board of Directors selected by the members present, shall preside at meetings of the Board. The Secretary shall act as secretary of the meeting, but in his absence, the presiding officer may appoint a secretary of the meeting.

     2.7 Action by Consent without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board or committee.

     2.8 Executive Committee. The Board of Directors may appoint from among its members and, from time to time, may fill vacancies in an Executive Committee of two or more to serve during the pleasure of the Board. During the intervals between the meetings of the Board, the Executive Committee shall possess and may exercise all of the powers of the Board in the management of the business and affairs of the Corporation conferred by these By-laws or otherwise. The Committee shall keep a record of all its proceedings and report the same to the Board. A majority of the members of the Committee shall constitute a quorum. The vote of a majority of the members of the Committee present at any meeting at which a quorum is present shall be the act of the Committee.

     2.9 Compensation Committee. The Board of Directors may appoint from among its members and, from time to time, may fill vacancies in, a Compensation
Committee of two or more to serve during the pleasure of the Board. Such Committee shall have the power and authority vested in the Committee referred to in any Stock Option Plan of the Corporation, and shall have power with respect to the salaries and other compensation of all employees of the Corporation or its subsidiaries who are directors or whose salaries are at a rate of $25,000 or more per year. The members of such Committee shall not be eligible to receive any compensation from the Corporation or any subsidiary of the Corporation except as provided in Section 2.11. Such Committee shall keep a record of all its proceedings and report the same to the Board. A majority of the members of such Committee shall constitute a quorum. The vote of a majority of the members of such Committee present at any meeting at which a quorum is present shall be the act of the Committee..

     2.10 Other Committees. The Board of Directors may also appoint from among its members such other committees of two or more directors as it may from time to time deem desirable and may delegate to such committees such powers of the Board as it may consider appropriate.

     2.11 Compensation of Directors. Directors shall receive such reasonable compensation for their service on the Board of Directors or any committees thereof, whether in the form of salary or a fixed fee for attendance at meetings, or both, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any Director from serving in any other capacity and receiving compensation therefor.

     2.12 Removal   of  Directors.  A director  may be  removed  only for cause.
          -----------------------

                                   3. OFFICERS

     3.1  Officers, Title, Elections, Terms.
          ---------------------------------

          (a) The Corporation shall have a Chairman, Vice-Chairman, President, a Treasurer and a Secretary, who shall be elected by the Board of Directors at its annual meeting following the annual meeting of the stockholders, to serve at the pleasure of the Board or otherwise as shall be specified by the Board at the time of such election and until their successors are elected and qualify.

          (b) The Board of Directors may elect at any time, and from time to time, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, one or more Assistant Vice Presidents, a Controller, one or more Associate Treasurers, one or more Assistant Treasurers, one or more Assistant Secretaries and one or more Assistant Controllers and may elect or appoint such other officers or agents with such duties as it may deem necessary or desirable. Such additional officers shall serve at the pleasure of the Board or otherwise as shall be specified by the Board at the time of such election or appointment. Two or more offices may be held by the same person.

          (c) Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

          (d) Any officer or agent elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the entire Board of Directors.

          (e) Any officer may resign his office at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time be specified, at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

          (f) The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

     3.2 Powers and Duties of Chairman. The Chairman shall have such specific powers and responsibilities as may be conferred upon him by the Board of Directors and shall report directly to the Board of Directors. He shall be the chief policy officer of the Corporation. He shall, when present, preside at meetings of the stockholders, the Board of Directors and the Executive Committee.

     3.3 Powers and Duties of Vice-Chairman. The Vice-Chairman shall have such specific powers and responsibilities as may be conferred upon him by the Board of Directors. He shall report directly to the Chairman. In the event of the absence of the Chairman, or his incapacity or inability to act, then the Vice-Chairman shall preside at all meetings of the stockholders, the Board of Directors and the Executive Committee.

     3.4  Powers and Duties of President.
          ------------------------------

          (a) Except in such instances as the Board may confer powers in particular transactions upon the Chairman or any other officer, and subject to the control and direction of the Board of Directors, the President shall supervise, manage and direct the business of the Corporation and shall communicate to the Board of Directors and any committee thereof reports, proposals and recommendations for their respective consideration or action. In the event of the absence of the Chairman and the Vice-Chairman, or their incapacity or inability to act, then the President shall preside at all meetings of the stockholders, the Board of Directors and the Executive Committee.

          (b) The President shall act for or on behalf of the Corporation in all matters in which action by the President as such is required by law, and he may do and perform all other acts and things incident to the position of President, including the signing of contracts and other documents in the name of the Corporation, except as may be otherwise provided in these By-laws or ordered by the Board of Directors.

     3.5 Powers and Duties of Executive Vice Presidents, Senior Vice Presidents, Vice Presidents and Assistant Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board of Directors or the President may from time to time prescribe, and shall perform such other duties as may be prescribed in these By-laws.

     3.6 Powers and Duties of Treasurer, Associate Treasurer and Assistant Treasurers.
--------------------------------------------------------------------------------

          (a) The Treasurer shall have the care and custody of all the funds and securities of the Corporation except as may be otherwise ordered by the Board of Directors, and shall cause such funds to be deposited to the credit of the Corporation in such banks or depositories as may be designated by the Board of Directors, and shall cause such securities to be placed in safekeeping in such manner as may be designated by the Board of Directors.

          (b) The Treasurer, or an Associate Treasurer, or an Assistant Treasurer or such other person or persons as may be designated for such purpose by the Board of Directors, may endorse in the name and on behalf of the corporation all instruments for the payment of money, bills of lading, warehouse receipts, insurance policies and other commercial documents requiring such endorsement.

          (c) The Treasurer, or an Associate Treasurer, or an Assistant Treasurer or such other person or persons as may be designated for such purpose by the Board of Directors may sign all receipts and vouchers for payments made to the Corporation; he shall render a statement of the cash account of the Corporation to the Board of Directors as often as it shall require the same; he shall enter regularly in books to be kept by him for that purpose, full and accurate account of all moneys received and paid by him on account of the Corporation, and of all securities received and delivered by the Corporation.

          (d) The Treasurer shall perform such other duties as may be prescribed in these By-laws or assigned to him and all other acts incident to the position of Treasurer. Each Associate Treasurer and each Assistant Treasurer shall perform such duties as may from time to time be assigned to him by the Treasurer or by the Board of Directors. In the event of the absence of the Treasurer or his incapacity or inability to act, then any Associate Treasurer or any Assistant Treasurer may perform any of the duties and may exercise any of the powers of the Treasurer.

     3.7  Powers   and   Duties  of   Secretary   and   Assistant   Secretaries.
          ---------------------------------------------------------------------

          (a) The Secretary shall keep the minutes of all proceedings of the stockholders, the Board of Directors, the Executive Committee and any other committees of the Board in proper books provided for that purpose. The Secretary shall attend to the giving and serving of all notices of the Corporation, in accordance with the provisions of these By-laws and as required by law. The Secretary shall be the custodian of the seal of the Corporation. The Secretary may, with the President, an Executive Vice President, a Senior Vice President, a Vice President or other authorized officer, sign all contracts and other documents in the name of the Corporation, and shall affix or cause to be affixed the seal of the Corporation to such contracts and other documents requiring the seal of the Corporation, and when so affixed, may attest the same. He shall perform such other duties as may be prescribed in these By-laws or assigned to him and all other acts incident to the position of Secretary.

          (b) Each Assistant Secretary shall perform such duties as may from time to time be assigned to him by the Secretary or by the Board of Directors. In the event of the absence of the Secretary or his incapacity or inability to act, then any Assistant Secretary may perform any of the duties and may exercise any of the powers of the Secretary.

          (c) The Secretary shall prepare and have custody of the list of stockholders at each meeting of the stockholders as required by Section 1.11 of these By-laws. The Secretary shall have custody of all stock books and of all unissued stock certificates.

     3.8  Powers   and  Duties  of   Controller   and   Assistant   Controllers.
          ---------------------------------------------------------------------

     (a) The Controller shall be responsible for the maintenance of adequate accounting records of all assets, liabilities and transactions of the
Corporation. The Controller shall prepare and render such balance sheets, budgets and other financial reports as the Board of Directors, the Chairman or the President may require; and he shall perform such other duties as may be prescribed in these By-laws or assigned to him and all other acts incident to the position of Controller.

     (b) Each Assistant Controller shall perform such duties as from time to time may be assigned to him by the Controller or by the Board of Directors. In the event of the absence of the Controller or his incapacity or inability to act, then any Assistant Controller may perform any of the duties and may exercise any of the powers of the Controller.

                               4. INDEMNIFICATION

     (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To extent that a director, officers, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) or (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) or (b) may be made as ordered by a court or as authorized by the Corporation (i) in any specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b), or (ii) in any other lawful manner. Without limiting the next preceding sentence, such determination may be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders, or (4) in any other lawful manner.

     (e) Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Section 4.

     (f) The indemnification provided by this Section 4 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (g) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section 4.

     (h) For the purpose of this Section 4, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

     (i) The Board of Directors shall have power to indemnify any person included within any category described in Section 4(a) against any loss, liability or expense (including attorney's fees, fines, judgment and amount paid in settlement) arising out of his service in any such category, unless such indemnity is prohibited by law applicable to the Corporation, and shall have such power regardless of whether such indemnity is authorized by Section 145 of the General Corporation Law.

                                5. CAPITAL STOCK

     5.1  Stock Certificates
          ------------------

          (a) Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman or the Vice-Chairman, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares owned by him.

          (b) If such certificate is countersigned by a transfer agent other than the Corporation or its employee, or by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles, and, if permitted by law, any other signature may be a facsimile.

          (c) In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

          (d) Certificates of stock shall be issued in such form not inconsistent with the Certificate of Incorporation as shall be approved by the Board of Directors. They shall be numbered and registered in the order in which they are issued.

          (e) All certificates surrendered to the Corporation shall be cancelled with the date of cancellation, and shall be retained by the Secretary, together with the powers of attorney to transfer and the assignments of the shares represented by such certificates, for such period of time as shall be prescribed from time to time by resolution of the Board of Directors.

     5.2 Record Ownership.A record of the name and address of the holder of each certificate, the number of shares represented thereby and the date of issue thereof shall be made on the Corporation's books. The Corporation shall be entitled to treat the holder of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by law.

     5.3 Transfer of Record Ownership. Transfers of stock shall be made on the books of the Corporation only by direction of the person named in the certificate or his attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.

     5.4 Lost, Stolen or Destroyed Certificates. Certificates representing shares of the stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed in such manner and on such terms and conditions as the Board of Directors from time to time may authorize.

     5.5 Transfer Agent; Registrar; Rules Respecting Certificates. The Corporation shall maintain one or more transfer offices or agencies where stock of the Corporation shall be transferable. The Corporation shall also maintain one or more registry offices where such stock shall be registered. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates.

     5.6 Fixing Record Date for Determination of Stockholders of Record. The Board of Directors may fix in advance a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of the stockholders or any adjournment thereof, or the stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or to express consent to corporate action in writing without a meeting, or in order to make a determination of the stockholders for the purpose of any other lawful action. Such record date in any case shall not be more than sixty days nor less than ten days before the date of a meeting of the stockholders, nor more than sixty days prior to any other action requiring such determination of the stockholders. A determination of stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                      6. SECURITIES HELD BY THE CORPORATION

     6.1 Voting. Unless the Board of Directors shall otherwise order, the Chairman, the Vice-Chairman, the President, any Vice President, the Secretary or the Treasurer shall have full power and authority, on behalf of the Corporation, to attend, act and vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock and at such meeting to exercise any or all rights and powers incident to the ownership of such stock, and to execute on behalf of the Corporation a proxy or proxies empowering another or others to act as aforesaid. The Board of Directors from time to time may confer like powers upon any other person or persons.

     6.2  General Authorization to Transfer  Securities Held By the Corporation.
          ---------------------------------------------------------------------

          (a) Any of the following officers, to wit: the Chairman, the Vice-Chairman, the President, any Vice President, the Treasurer, the Controller, any Associate Treasurer, Assistant Treasurer or Assistant Controller of the Corporation shall be, and they hereby are, authorized and empowered to transfer, convert, endorse, sell, assign, set over and deliver any and all shares of stock, bonds, debentures, notes, subscription warrants, stock purchase warrants, evidences of indebtedness, or other securities now or hereafter standing in the name of or owned by the Corporation, and to make, execute and deliver, under the seal of the Corporation, any and all written instruments of assignment and transfer necessary or proper to effectuate the authority hereby conferred.

          (b) Whenever there shall be annexed to any instrument of assignment and transfer executed pursuant to and in accordance with the foregoing paragraph
(a), a certificate of the Secretary or an Assistant Secretary of the Corporation in office at the date of such certificate setting forth the provisions of this
Section 6.2 and stating that they are in full force and effect and setting forth the names of persons who are then officers of the Corporation, then all persons to whom such instrument and annexed certificate shall thereafter come shall be entitled, without further inquiry or investigation and regardless of the date of such certificate, to assume and to act in reliance upon the assumption that the shares of stock or other securities named in such instrument were theretofore duly and properly transferred, endorsed, sold, assigned, set over and delivered by the Corporation, and that with respect to such securities, the authority of these provisions of the By-laws and of such officers is still in full force and effect.

                                 7. SIGNATORIES

     All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                     8. SEAL

     The seal of the Corporation shall be in such form and shall have such content as the Board of Directors shall from time to time determine.

                                 9. FISCAL YEAR

     The fiscal year of the Corporation shall be determined by the Board of Directors.

                     10. WAIVER OF OR DISPENSING WITH NOTICE

          (a) Whenever any notice of the time, place or purpose of any meeting of the stockholders, directors or a committee is required to be given by law, the Certificate of Incorporation or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the holding thereof, or actual attendance at the meeting in person or, in the case of any stockholder, by his attorney-in-fact, shall be deemed equivalent to the giving of such notice to such persons.

          (b) No notice need be given to any person with whom communication is made unlawful by any law of the United States or any rule, regulation, proclamation or executive order issued under any such law.

                            11. AMENDMENT OF BY-LAWS

     11.1 By Board of Directors. The By-laws of the Corporation may be altered, amended or repealed or new By-laws may be made or adopted by the affirmative vote of a majority of the whole Board at any regular or special meeting of the Board. No notice of any such meeting shall be required unless required otherwise than under this Section 11 and no such notice need in any event make any reference to any proposed change in the By-laws.

     11.2 By Stockholders. The By-laws of the Corporation may also be altered, amended or repealed or new By-laws may be made or adopted by the vote of a majority in interest of the stockholders represented and entitled to vote upon the election of directors, at any meeting at which a quorum is present.